Exhibit 4.3(A)

                                                  Form of Certificate of Trust




                            CERTIFICATE OF TRUST OF
                    Chase Manhattan Auto Owner Trust 200_-_

     This Certificate of Trust of Chase Manhattan Auto Owner Trust 200_-_ (the "Trust"), dated as of ________ __, 200_ is being duly executed and filed by _____________ __________, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. C.ss.3801 et seq.).

     1. Name. The name of the business trust formed hereby is Chase Manhattan Auto Owner Trust 200_-_.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is ----------------
--------------------------------------------------.

     3. This Certificate of Trust shall be effective as of the date filed.

     IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.

                              _______________________, not in its
                              individual capacity but solely as
                              trustee of the Trust


                              By:      ______________________________
                                       Name:
                                       Title: